SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) December 6, 2007
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                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         1-15589                    47-0702918
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act
---(17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
---(17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange --- Act(17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange --- Act (17 CFR 240.13e-4(c))



Item 3.02 Unregistered Sales of Equity Securities.

As more fully described in Item 5.02 of this report, on December 6, 2007, the compensation committee of the board of directors of our company, AMCON Distributing Company, authorized and approved the issuance of a total of 24,000 shares of our company's common stock pursuant to awards of restricted stock granted under the AMCON Distributing Company 2007 Omnibus Incentive Plan. These shares of restricted stock were issued on December 6, 2007 to four of our executives in furtherance of the plan's purpose of (i) encouraging employees of our company and its affiliates to acquire a proprietary and vested interest in the growth and performance of our company, and (ii) assisting in the retention of employees by providing them with the opportunity to participate in the success and profitability of our company. The recipients of the shares did not otherwise pay or agree to provide any consideration to our company for the shares of restricted stock issued to them.

The issuance of the shares of restricted stock was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The issuance was an isolated transaction made without general solicitation or advertising, and the recipients were accredited investors and otherwise were provided with access to material information concerning our company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2007, the compensation committee of the board of directors of our company, AMCON Distributing Company, authorized and approved the issuance of a total of 24,000 shares of our company's common stock pursuant to awards of restricted stock granted under the AMCON Distributing Company 2007 Omnibus Incentive Plan. These awards were granted on December 6, 2007 to the four executive officers identified below, with the number of shares of restricted stock granted to each such officer being set forth opposite such officer's name.

Name and Principal Position         Restricted Shares Awarded
---------------------------         -------------------------
Christopher H. Atayan
Chief Executive Officer and
Vice Chairman of our company                  15,000

Eric J. Hinkefent
President of Chamberlin's
Natural Foods, Inc. and of
Health Food Associates, Inc.                   5,000

Andrew C. Plummer
Vice President, Secretary and
Chief Financial Officer of
our company                                    2,000





Philip E. Campbell
Senior Vice President   Planning
and Compliance of our company                  2,000
                                              ------
Total                                         24,000


The shares of restricted stock may not be sold, assigned, or otherwise transferred by any award recipient prior to the vesting date for such shares. Subject to earlier forfeiture under the limited circumstances specified in the Plan and the Restricted Stock Award Agreement for the respective award recipients, the restricted stock awards will vest one-third on October 16, 2008, one-third on October 16, 2009, and one-third on October 16, 2010.

The award recipient will be entitled to exercise all voting rights and to receive all dividends or other distributions with respect to the shares awarded to him. However, any cash dividends payable with respect to unvested shares of restricted stock will be held in escrow by our company and subject to the same conditions regarding vesting as the shares of restricted stock.

The 24,000 shares of our company's common stock issued pursuant to the Plan, as described in this report, were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

The descriptions in this report of the awards made pursuant to the Plan do not purport to be complete and are qualified in their entirety by reference to the full text of our company's 2007 Omnibus Incentive Plan and of the Restricted Stock Award Agreements for the respective award recipients, copies of which are filed as exhibits to this report and are incorporated herein by reference.

ITEM 9.01.   Financial Statements and Exhibits.

         (d) Exhibits

         EXHIBIT NO.       DESCRIPTION

         Exhibit 10.1 AMCON Distributing Company 2007 Omnibus Incentive Plan (filed as Exhibit 10.12 to our Company's annual report on Form 10-K filed November 9, 2007 and incorporated herein by reference).

         Exhibit 10.2 Restricted Stock Award Agreement, dated December 6, 2007, between AMCON Distributing Company and Christopher H. Atayan.

         Exhibit 10.3 Restricted Stock Award Agreement, dated December 6, 2007, between AMCON Distributing Company and Eric J. Hinkefent.

         Exhibit 10.4 Restricted Stock Award Agreement, dated December 6, 2007, between AMCON Distributing Company and Andrew C. Plummer.

         Exhibit 10.5 Restricted Stock Award Agreement, dated December 6, 2007, between AMCON Distributing Company and Philip E. Campbell.

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)


Date: December 12, 2007         By :     Andrew C. Plummer
                                         -------------------------
                                Name:    Andrew C. Plummer
                                Title:   Vice President & Chief
                                           Financial Officer